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                                                                       EXHIBIT 5


                               LAN LETTERHEAD





                                  May 8, 1996


Cerulean Companies, Inc.
3350 Peachtree Road, N.E.
Atlanta, Georgia 30326

            RE: Legality of Class A Convertible Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Cerulean Companies, Inc., a Georgia corporation (the "Company"), in connection with the proposed offering by the Company of up to 800,000 shares (the "Shares") of Class A Convertible Common Stock, $ .01 par value per share (the "Class A Stock"), of the Company, including the preparation of a Registration Statement on Form S-1 (Registration No. 333-2796) (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). The Shares were issued into escrow on February 2, 1996 under an agreement with SunTrust Bank, Atlanta, pending their distribution after effectiveness of the Registration Statement to those subscribers who are "Eligible Subscribers" as described in the
Registration Statement.   All of the shares being offered are being distributed
by the Company.

     The opinion hereinafter set forth is given pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matters set forth below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation, as amended, and the Bylaws of the Company, the minutes of the proceedings of the Board of Directors and the shareholders of the Company. In making all of our examinations, we assumed the genuineness of all

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Cerulean Companies, Inc.
May 8, 1996
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signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of public officials of the State of Georgia. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the Business Corporation Code of the State of Georgia (the "Georgia Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than laws set forth in the Georgia Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the offering and sale of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the Opinion that the 800,000 Shares to be distributed by the Company to Eligible Subscribers will be, upon their distribution, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" set forth in the Prospectus forming a part of the Registration Statement as well as its use in those state jurisdictions where such an opinion or such disclosure is necessary in order to qualify the Shares for distribution in such states.

                                                Very truly yours,


                                                LONG, ALDRIDGE & NORMAN, LLP